Exhibit 10.11

PRIVILEGED AND CONFIDENTIAL

EXECUTION VERSION

8 August 2018

KADI GROUP HOLDING LIMITED

and

FARFETCH.COM LIMITED

AMENDMENT AGREEMENT

related to

FORWARD PURCHASE AGREEMENT

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

TABLE OF CONTENTS

Clause		Page
1.	DEFINITIONS AND INTERPRETATION	1

2.	AMENDMENTS	1

3.	COUNTERPARTS	1

4.	GOVERNING LAW AND JURISDICTION	1

THIS AGREEMENT is made on 8 August 2018

BETWEEN

(1)	KADI GROUP HOLDING LIMITED having its registered office at Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands and a company number of 1942039 (“JD”); and

(2)	FARFETCH.COM LIMITED having its office at Grosvenor House, 66-67 Athol Street, Douglas, Isle of Man IM1 1 JE and a company number of 000657V (“Farfetch”).

WHEREAS

(A)	The parties hereto entered into a forward purchaser agreement on 21 June 2017 relating to the Company (the “FPA”).

(B)	The parties wish to amend the FPA on the basis set out in this amendment agreement, in accordance with clause 11.3 therein.

(C)	This amendment agreement is supplemental to and should be read in conjunction with, and construed as one document with, the FPA.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

Terms used in this amendment agreement shall, unless otherwise defined herein or the context otherwise requires, bear the meaning ascribed to them in the FPA.

2.	AMENDMENTS

2.1

Each of the parties to this amendment agreement hereby agrees that with effect from the date hereof the FPA shall be amended in accordance with the changes shown in the revised conformed copy thereof attached at Schedule 1.

2.2

Each of the parties to this amendment agreement hereby acknowledges that, in accordance with clause 13.3 of the FPA, any variation or amendment of the FPA shall be valid, effective and binding upon all parties if it is in writing and duly signed by or on behalf of the parties.

3.	COUNTERPARTS

This amendment agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this amendment agreement but all the counterparts together shall constitute but one and the same instrument.

4.	GOVERNING LAW AND JURISDICTION

4.1	This amendment agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

4.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

1

4.3

For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this amendment agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this amendment agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this amendment agreement.

2

SCHEDULE 1

AMENDED AND RESTATED FPA

8 August 2018

KADI GROUP HOLDING LIMITED

and

FARFETCH.COM LIMITED

AMENDED AND RESTATED FORWARD

PURCHASE AGREEMENT

related to

FARFETCH.COM LIMITED

99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

TABLE OF CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	1

2	SUBSCRIPTION	4

3	COMPLETION	5

4	WARRANTIES	6

5	SECURITIES LAW MATTERS	6

6	CONFIDENTIALITY	7

7	COMPLETION CONDITIONS	7

8	TERMINATION	7

9	LIMITATIONS	8

10	ENTIRE AGREEMENT AND REMEDIES	9

11	WAIVER AND VARIATION	9

12	INVALIDITY	9

13	ASSIGNMENT	10

14	NOTICES	10

15	DEED OF ADHERENCE	11

16	COSTS	11

17	RIGHTS OF THIRD PARTIES	11

18	COUNTERPARTS	11

19	GOVERNING LAW AND JURISDICTION	11

THIS AGREEMENT (amending and restating the Forward Purchase Agreement made on 21 June 2017) is made on 8 August 2018.

BETWEEN

(1)	KADI GROUP HOLDING LIMITED having its registered office at Geneva Place, Waterfront Drive, P.O. Box 3469, Road Town, Tortola, British Virgin Islands and a company number of 1942039 (“JD”); and

(2)	FARFETCH.COM LIMITED having its office at Grosvenor House, 66-67 Athol Street, Douglas, Isle of Man IM1 1 JE and a company number of 000657V (“Farfetch”).

(each a “Party” and together the “Parties”)

WHEREAS

(D)	Farfetch is a company limited by shares, duly organised and existing under the laws of the Isle of Man.

(E)	As at the date hereof JD holds 8,201,006 Preferred Shares in the capital of Farfetch (“Existing Shareholding”).

(F)

Farfetch or a New Holding Company (together, the “Company”) intends to engage in an IPO (as defined below) and issue shares in connection therewith, and in connection with such IPO, the Company also desires to issue and sell to JD, and JD wishes to subscribe from the Company, the Subscription Shares (as defined below) on the terms and subject to the conditions set forth in this Agreement.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Affiliate” means, with respect to any person, any other person that directly or indirectly controls or is controlled by the subject person or together with the subject person is jointly controlled by any third party. “control” (including, its correlative meanings “controlled by”) means a person directly or indirectly owns at least 50% of the equity interests or voting rights of such subject person, or directly or indirectly has an actual discretion or controlling power over the operation of such subject person by entry into contractual arrangements or by other means. With respect to any person, its “Affiliates” includes the Subsidiaries, whether directly or indirectly owned, that are controlled by it (including the PRC domestic affiliate companies controlled by such person through a variable interest entity structure);

“Applicable Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“Articles” means the articles of association of the Company;

“Board” means board of directors of the Company;

“Business Day” means a day (other than a Saturday or Sunday) on which English clearing banks are open for the transaction of normal banking business in the City of London;

“Claim Notice” has the meaning as set out in Clause 9.2;

“Commitment Agreement” means the commitment agreement relating to Farfetch dated on or about the date hereof (as amended from time to time);

“Completion” has the meaning as set out in Clause 3.1;

“Completion Date” has the meaning as set out in Clause 3.1;

“Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by Applicable Law), title retention or other security agreement or arrangement;

“Existing Shareholding” has the meaning as set out in Recital B;

“Founder” has the meaning as set out in the Subscription and Shareholders Agreement;

“Governmental Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity, or organisation described in the foregoing Clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organisation, or other person described in the foregoing Clauses (i), (ii), or (iii) of this definition, or (v) any political party;

“Gross Proceeds” means the aggregate of the amounts raised by the Company or any shareholder, from the sale of shares in the Company to the public pursuant to the IPO, including cornerstone investments, prior to paying any IPO related expenses including, without limitation, underwriters’ discounts and fees, legal expenses, auditors’ fees and similar third party expenses;

“Investment” means the acquisition by JD of the Existing Shareholding which represents approximately fifteen percent. (15%) of the fully diluted share capital of the Company on 21 June 2017;

“IPO” has the meaning as set out in the Subscription and Shareholders Agreement;

“Lead Investor” has the meaning as set out in the Subscription and Shareholders Agreement;

“Losses” means any losses, liabilities, damages, liens, penalties, diminution in value, costs and expenses;

“New Holding Company” means any person or company that is the registrant in connection with the IPO;

“Ordinary Shares” means ordinary shares of £0.10 each in the capital of the Company;

“Per Share IPO Price” means the price per Share at which such Shares are being sold to the public in the IPO;

“Preferred Shares” has the meaning as set out in the Articles;

“Qualified IPO” means the admission of all or any class of shares of the Company or securities representing those shares (including without limitation American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be admitted to or traded or quoted on the NYSE, NASDAQ or on the Official List of the United Kingdom Listing Authority or on the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) and which either: (a) achieves a price per share in the Company of no less than the sum of (i) US$48.40 (appropriately and proportionally adjusted to reflect any share split, reverse share split, combination of shares, reclassification, recapitalisation or other similar event affecting the number of outstanding shares) plus (ii) interest at 10% per annum on such amount accruing on a daily basis and compounding annually (on the assumption of a 365 day per year basis) from the date of the Investment until the IPO; and (b) results in Gross Proceeds of at least US$350,000,000 excluding any subscription amounts invested by JD in the Company pursuant to the IPO and this Agreement; or (c) is agreed to be a “Qualified IPO” by the Company and JD in writing;

“Restrictive Legend” has the meaning as set out in Clause 3.3;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder;

X

“Subscription Shares” means: ——

3

where X = the number of shares that JD would need to subscribe for on the IPO in order for JD (and its Affiliates) to hold the Target Percentage in the Company’s fully diluted share capital immediately following the IPO;

“Subscription and Shareholders’ Agreement” means the subscription and shareholders’ agreement relating to Farfetch dated on or about the date hereof;

“Subscription Price” has the meaning as set out in Clause 3.2;

“Subsidiary” with respect to any person, means any other person, whether or not existing on the date hereof, in which the specified person directly or indirectly through subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest or voting power of or in such other person or otherwise controls such other person, whether through contract or otherwise (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of such person);

“Target Percentage” means the percentage of shares in the Company’s fully diluted share capital held by JD and its Affiliates immediately prior to the IPO;

“Third Party Claim” has the meaning as set out in Clause 9.2;

“Trustee” means TGF Participations Limited having its office at Grosvenor House, 66-67 Athol Street, Douglas, Isle of Man IM1 1JE and a company number of 0077463V; and

“Working Hours” means 9:30 am to 5:30 pm on a Business Day.

1.2	In this Agreement, unless the context otherwise requires:

(a)	references to clauses and sub-clauses are references to Clauses and Sub-Clauses of this Agreement;

(b)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(c)

references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(d)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(e)	references to “pounds” or “£” are references to the lawful currency from time to time of the United Kingdom;

(f)	references to “dollars” or “USD” or “$” are references to the lawful currency from time to time of the United States of America;

(g)	references to times of the day are to London time unless otherwise stated;

(h)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(i)

references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(j)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(k)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

1.3	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	References to this Agreement include this Agreement as amended or varied in accordance with its terms.

2.	SUBSCRIPTION

2.1

Subject to the satisfaction or, to the extent permissible, waiver of the conditions set out in Clause 7, JD shall subscribe for, and the Company shall allot and issue to JD, the Subscription Shares at the Per Share IPO Price, provided, however, that (i) if the IPO is not a Qualified IPO, JD shall have no obligation to subscribe for any or all of the Subscription Shares, and (ii) the Company and JD may agree to grant JD a higher allocation in the IPO or the Qualified IPO, such higher allocation to be mutually agreed at the time of such IPO or Qualified IPO.

3.	COMPLETION

3.1

Completion of the subscription, allotment and issue of the Subscription Shares (“Completion”) shall take place at the same offices for completion of the IPO or at such other place as the Company and JD may mutually agree, concurrently with the consummation of the IPO, subject to the satisfaction or, to the extent permissible, waiver of the conditions set forth in Clause 7 (other than conditions that by their nature are to be satisfied at Completion, but subject to the satisfaction or, to the extent permissible, waiver of those conditions) (such date, the “Completion Date”), or at such other location and date as may be agreed upon in writing by the Company and JD.

3.2

At Completion, the following actions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents have been delivered:

(a)

JD shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds in U.S. dollars to such bank account designated in writing by the Company, an amount equal to (i) the Per Share IPO Price multiplied by (ii) the aggregate number of Subscription Shares, representing the aggregate consideration for the Subscription Shares (the “Subscription Price”); and

(b)

the Company shall allot and issue to JD the Subscription Shares, deliver one or more duly executed share certificates in original form representing the Subscription Shares, registered in the name of JD in accordance with Clause 3.3.

3.3	Each certificate representing the Subscription Shares shall be endorsed with the following legend (the “Restrictive Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

3.4

In the event that a Qualified IPO takes place, and for so long as (i) the Founder is the chief executive officer of the Company, and (ii) the Founder or the Trustee continues to retain the shares in the capital of the Company held by him prior to the time of the Qualified IPO in accordance with Clause 3.1 of the Commitment Agreement, JD shall:

(a)

retain all of the shares in the capital of the Company held by it immediately prior to the Qualified IPO for a period of two years after the date of the Qualified IPO (the “Lock-up Period”) which, for the avoidance of doubt, shall exclude the Subscription Shares and during the Lock-up Period JD shall not agree to transfer, mortgage, charge or otherwise dispose of the whole or any part of his or its interest in, or grant any option or other rights over such shares in the capital of the Company to any person or publicly disclose an intention to do any of the foregoing or make any demand for, or exercise any right with respect to, the registration of any shares in the capital of the Company or any security convertible into or exchangeable or exercisable for such shares, other than transfers of such shares to an Affiliate of JD; and

(b)

have regard to the recommendation of the Company’s underwriters or brokers on the Qualified IPO or any subsequent registered securities offering in determining their respective sale of shares in connection with the Qualified IPO or subsequent registered securities offering and shall make such determination with a view to ensuring the success of the Qualified IPO or subsequent securities offering.

3.5	In the event that:

(a)	the Founder ceases to be the chief executive officer of the Company, or

(b)

the Founder or the Trustee is in breach (which is not remedied within thirty (30) days of written notification of such breach by JD to the Founder or the Trustee) of Clause 3.1 of the Commitment Agreement, or

(c)	the provisions of Clause 3.1 of the Commitment Agreement terminate other than any termination occurring under Clause 3.2(a) of the Commitment Agreement,

Clause 3.4 of this Agreement shall irrevocably terminate and immediately cease to have any legal affect or apply, and no longer be binding to or upon JD.

4.	WARRANTIES

4.1	Each Party warrants to the other that as at the date of this Agreement:

(a)	it is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(b)	it has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms;

(c)	this Agreement constitutes valid, legal and binding obligations on it in accordance with its terms;

(d)

the execution and delivery of this Agreement and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, its constitutional documents, any agreement or instrument to which it is a party or by which it is bound, or any Applicable Law, order or judgment that applies to it; and

(e)

no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any authority is required to be obtained, or made, to authorise the execution or performance of this Agreement.

4.2

The Company warrants to JD that when issued and delivered in accordance with the terms of this Agreement, the Subscription Shares will be validly issued and fully paid and will be issued, sold and delivered to JD free and clear of any Encumbrance.

5.	SECURITIES LAW MATTERS

5.1

The Subscription Shares are being acquired for JD’s own account, not as nominee or agent, and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

5.2

JD acknowledges that the Subscription Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, and have not been registered under the Securities Act or any applicable state securities law, and any certificate representing the Subscription Shares shall be endorsed with a restrictive legend in accordance with this Agreement. JD further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred in compliance with Applicable Laws.

5.3

JD is a sophisticated purchaser with knowledge and experience in financial and business matters such that JD is capable of evaluating the merits and risks of the investment in the Subscription Shares. JD is able to bear the economic risks of an investment in the Subscription Shares. JD is acquiring the Subscription Shares outside the United States in compliance with Regulation S under the Securities Act, and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act in connection with its execution of this Agreement.

6.	CONFIDENTIALITY

Neither the Company nor JD shall make any public statement in relation to this Agreement or disclose any information contained in it or the transactions contemplated hereby save for:

(a)	any public statement or disclosure made by the Company in connection with the IPO;

(b)

any public statement or disclosure made by the Company or JD required by Applicable Law. If the Company or JD (as the case may be) reasonably believes that this Sub-Clause (b) applies, it shall, as far as it is practicable and lawful to do so, first consult with the other Party to give them an opportunity to contest the public statement or disclosure and then take into account the Company or JD’s (as the case may be) reasonable requirements about the proposed form, timing, nature and extent of the public statement or disclosure; and

(c)	any public statement or disclosure made with the written consent of the other Party.

7.	COMPLETION CONDITIONS

The obligations of the Company and JD to consummate Completion are subject to the satisfaction or, to the extent permissible, waiver of the following conditions:

(a)	the IPO shall have been contemporaneously consummated; and

(b)	the underwriting agreement in connection with the IPO shall have been entered into and become effective.

8.	TERMINATION

8.1	This Agreement may be terminated:

(a)

prior to Completion by either JD or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the issuance of shares by the Company contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, or any Applicable Law shall prohibit Completion;

(b)

prior to Completion by the Company if JD is in material breach (which is not remedied within thirty (30) days of written notification of such breach by the Company to JD) of any of its obligations under the Subscription and Shareholders’ Agreement or the Articles or if, with respect to JD, the Subscription and Shareholders’ Agreement is terminated in accordance with its terms other than any termination occurring as a result of an IPO;

(c)

prior to Completion by JD if the Company is in material breach (which is not remedied within thirty (30) days of written notification of such breach by JD to the Company) of any of its obligations under the Subscription and Shareholders’ Agreement or the Articles or if, with respect to the Company, the Subscription and Shareholders’ Agreement is terminated in accordance with its terms other than any termination occurring as a result of an IPO; and

(d)	by the mutual written consent of JD and the Company.

8.2

The Party desiring to terminate this Agreement pursuant to Clause 8.1(a) to (c) shall give written notice of such termination to the other Party specifying the provision hereof pursuant to which such termination is made.

8.3

In the event of termination of this Agreement as provided in Clause 8.1, this Agreement shall forthwith become void and of no further force or effect (except for Clauses 6, 8.3 and 9, which shall survive such termination) and there shall be no liability on the part of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) except that nothing herein shall relieve any Party from liability for any breach of this Agreement at or prior to termination.

9.	LIMITATIONS

9.1

Notwithstanding the foregoing, the Company shall have no liability with respect to any Losses in excess of the Subscription Price paid for the Subscription Shares except in the case of fraud, wilful concealment or wilful misrepresentation on the part of the Company, in which case no such limitation shall apply.

9.2

If any third party shall notify JD in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which JD believes would give rise to a claim, then JD shall promptly (i) notify the Company thereof in writing and (ii) transmit to the Company a written notice (“Claim Notice”) describing in reasonable detail, to the extent reasonably practicable, the nature of the Third Party Claim, along with a copy of all papers served with respect to such claim (if any). The failure to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent any Losses are increased by an amount in excess of the Subscription Price paid for the Subscription Shares by the failure of JD to promptly notify the Company, and in such case, the amount in excess of the Subscription Price shall not be recoverable by JD except in the case of fraud, wilful concealment or wilful misrepresentation on the part of the Company, in which case no such limitation shall apply.

9.3

Upon receipt of a Claim Notice with respect to a Third Party Claim, the Company shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying JD in writing that the Company elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Company, the Company shall have the right to control and settle the proceeding, provided, that, (i) any such settlement or compromise shall be permitted hereunder only with the written consent of JD which consent shall not be unreasonably withheld or delayed; and (ii) and the Company shall keep JD reasonably informed of the progress of such defense on a regular basis.

9.4

If requested by the Company, JD shall, at the sole cost and expense of the Company, cooperate with the Company and its counsel in contesting any Third Party Claim which the Company elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. JD shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Company and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement (except for its consent required under Clause 9.3 above) of any Third Party Claim assumed by the Company pursuant to Section 9.3.

9.5

In the event of a Third Party Claim for which the Company elects not to assume the defense or fails to make such an election within thirty (30) days of the Claim Notice, JD may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Company; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

10.	ENTIRE AGREEMENT AND REMEDIES

10.1

This Agreement and any documents expressed to be entered into in connection with them, sets out the entire agreement between the Parties relating to the subject matter of this Agreement and, save to the extent expressly set out in this Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Clause 10 shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

10.2	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Applicable Law.

11.	WAIVER AND VARIATION

11.1

A failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Applicable Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Applicable Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

11.2

A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A Party that waives a right or remedy provided under this Agreement or by Applicable Law in relation to another Party does not affect its rights in relation to any other Party.

11.3

Unless otherwise specified in this Agreement, any variation or amendment of this Agreement or any of the documents referred to in it shall be valid, effective and binding upon all parties if it is in writing and duly signed by or on behalf of the parties.

11.4

Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

12.	INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, this shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)

the legality, validity or enforceability under the laws of any other jurisdiction of that or any other provision of this Agreement, the parties shall negotiate in good faith to replace such provision with a legal, valid and enforceable provision which, as far as possible, has the same commercial effect as the provision which it replaces.

13.	ASSIGNMENT

13.1

No Party shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it, provided that Farfetch shall, assign all or any of its rights to a New Holding Company and the New Holding Company shall, upon such assignment, be entitled to enforce the Agreement as if it was Farfetch simultaneously with the execution and delivery of a deed of adherence pursuant to Clause 15.

13.2

Notwithstanding the foregoing, JD may assign the whole or part of any of its rights in this Agreement to any Affiliate who has received a transfer of shares in the capital of the Company from JD in accordance with the Articles and the Subscription and Shareholders’ Agreement and has executed a deed of adherence pursuant to Clause 15.

14.	NOTICES

14.1

Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 14.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;

(b)	by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier unless evidence of receipt is received earlier; or

(c)

by e-mail, in which case it shall be deemed to have been given two hours following despatch unless evidence of receipt is received earlier (other than by an automated reply generated in response to such email), provided that in the case of Sub-Clause (c) any notice despatched other than between the Working Hours shall be deemed given at the start of the next period of Working Hours.

14.2	Notices under this Agreement shall be sent for the attention of the person and to the address, or e-mail address, subject to Clause 14.3, as follows:

To JD by notice to:

Attn: Legal Department (Mergers and Acquisitions Team)

Address: 21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC

Email: legalnotice@jd.com

With a copy to (such copy not constituting notice):

Attn:    Jie Jeffrey Sun

Address: ###############################################

Email:    ######################

To the Company by notice to:

Attn: James Maynard

Address: Farfetch, The Bower, 4th Floor, 211 Old Street, London

Email: ##########################

With a copy to:

Attn: Josh Kiernan and Robbie McLaren, c/o Latham & Watkins (London) LLP

Address: 99 Bishopsgate, London EC2M 3XF, United Kingdom

Email: ###################; #####################

14.3

Either Party to this Agreement may notify the other Party of any change to its address or other details specified in Clause 14.2 provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

15.	DEED OF ADHERENCE

15.1	In the event that the New Holding Company is implemented Farfetch shall procure that the New Holding Company adheres to this Agreement and agrees to undertake the obligations of Farfetch.

15.2

In the event that JD transfers their shares in the capital of the Company by way of a Permitted Transfer (as defined in the Articles), JD shall procure that the Permitted Transferee (as defined in the Articles) adheres to this Agreement and agrees to undertake the obligations of JD.

16.	COSTS

Each Party shall bear its or his own costs and expenses in relation to the preparation, negotiation and completion of this Agreement and any documents referred to herein, and the implementation of such documents.

17.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

19.	GOVERNING LAW AND JURISDICTION

19.1	This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

19.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

This amendment agreement has been entered into on the date stated at the beginning of it.

Signed by Nani Wang

for and on behalf

KADI GROUP HOLDING LIMITED	/s/ Nani Wang

Authorised signatory	__________________________

Signed by Jose Neves

for and on behalf

FARFETCH.COM. LIMITED	/s/ Jose Neves

Authorised signatory	__________________________